    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 1999

                                                           Registration No. 333-
================================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                         ____________________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                               TEXAS MICRO INC.
            (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                   04-2738973
    (State or other jurisdiction of                     (I.R.S. Employer
     Incorporation or Organization)                    Identification No.)


                  5959 CORPORATE DRIVE, HOUSTON, TEXAS  77036
             (Address of Principal Executive Offices) (Zip Code)

                       1993 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plan)

                               KERMIT R. SUMRALL
                 ACTING CHIEF FINANCIAL OFFICER AND SECRETARY
                               TEXAS MICRO INC.
                             5959 CORPORATE DRIVE
                             HOUSTON, TEXAS 77036
                                (713) 541-8200
                (Name, Address and Telephone Number, Including
                       Area Code, of Agent For Service)
                         ____________________________

                                With a copy to:
                               JEFFREY R. HARDER
                           ANDREWS AND KURTH L.L.P.
                       2170 BUCKTHORNE PLACE, SUITE 150
                          THE WOODLANDS, TEXAS 77380
                                (713) 220-4801
                         ____________________________

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                       Proposed           Proposed
   Title of Securities to be Registered           Amount               Maximum             Maximum             Amount of
                                            to be Registered (1)    Offering Price        Aggregate           Registration
                                                                    Per Share (2)     Offering Price (2)        Fee (2)
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.40 per share         250,000 shares          $4.19             $1,047,500             $291.21
                                           =================================================================================
(1)  Pursuant to Rule 416(a), this registration statement shall cover any additional securities issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based on the average of the high and low sales prices per share of the Registrant's Common Stock, as reported on The Nasdaq Stock
     Market on April 12, 1999.
============================================================================================================================

                                    PART I
               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

              The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference hereto pursuant to
Item 3 of Part II of this registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which have heretofore been filed by Texas Micro Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended June 30, 1998;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 27, 1998;

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998;

     (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          The information required by Item 4 is not applicable to this Registration Statement because the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

          Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Registrant maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

          Article VII of the Registrant's Certificate of Incorporation provides that the Registrant will indemnify each person who is or was or has agreed to be a director or officer of the Registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the maximum extent permitted from time to time under the Delaware General Corporation Law.

          Article IX of the Registrant's Certificate of Incorporation also provides that no director of the Registrant shall be liable for monetary damages for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.   EXHIBITS.

Exhibit
Number         Description
-------        -----------
4.1 +          Restated Certificate of Incorporation of the Registrant
               (incorporated by reference to Exhibit 3.1 to the Company's 1994
               Annual Report on Form 10-K, as amended by Form 10-K/A
               (File No. 0-18238)).
4.2 +          Certificate of Amendment of Restated Certificate of Incorporation
               of the Company (incorporated by reference to the Registrant's
               1995 Annual Report on Form 10-K filed September 25, 1995 (File
               no. 0-18238)).
4.3 +          Certificate of Amendment of Restated Certificate of Incorporation
               of the Registrant (incorporation by reference to the Registrant's
               Quarterly Report on Form 10-Q for the quarter ended March 30,
               1997 filed May 12, 1997 (File no. 01-18238)).
4.4 +          Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
               Statement on Form S-1 (File No. 33-33024)).
4.5 +          Specimen Common Stock Certificate
5.1 *          Opinion of Andrews & Kurth L.L.P.
23.1 *         Consent of Andrews & Kurth L.L.P. (contained in Exhibit 5.1).
23.2 *         Consent of PricewaterhouseCoopers LLP.
24.1 *         Power of Attorney (set forth on the signature page contained in
               Part II of this Registration Statement)
99.1 +         Merger and Stock Purchase Agreement dated as of November 9, 1995 by and among the Registrant, Sequoia Acquisition Corporation, SPCO, Inc. and Keystone International, Inc., as amended
               (incorporated by reference from Exhibit 2.1 to the Registrant's
               Registration Statement on Form S-4 (File No. 33-54777), filed on
               February 21, 1995).
99.2 +         Amendment No. 1 to the Merger Agreement, dated as of February 7,
               1995 (incorporated by reference from Exhibit 2.2 to the Registrant's Registration Statement on Form S-4 (File
               No. 33-54777), filed on February 21, 1995).
99.3 +         Amendment No. 2 to the Merger Agreement, dated as of February 23,
               1995 (incorporated by reference from Exhibit 2.3 to the Registrant's Registration Statement on Form S-4/A (File
               No. 33-54777), filed on February 24, 1995).
99.4 +         Texas Micro Inc. 1993 Employee Stock Purchase Plan as amended by
               Amendment No. 3 dated December 3, 1998.

-------------------------
+    Incorporated herein by reference.
*    Filed herewith.

ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on this 15th day of April, 1999.

                         TEXAS MICRO INC.


                         By: /s/ J. Michael Stewart
                            ---------------------------------
                                 J. Michael Stewart
                                 President, Chief Executive Officer and Director

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Texas Micro Inc. (the "Company") hereby constitutes and appoints J. Michael Stewart and Kermit R. Sumrall, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THIS REPORT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED.

       Signature                          Title                       Date
       ---------                          -----                       ----

/s/ J. Michael Stewart         President, Chief Executive        April 15, 1999
---------------------------    Officer and Director
J. Michael Stewart             (Principal Executive Officer)


/s/ Francis J. Hughes, Jr.     Chairman of the Board             April 15, 1999
---------------------------    of Directors
Francis J. Hughes, Jr.


/s/ Kermit R. Sumrall          Secretary and Acting Chief        April 15, 1999
---------------------------    Financial Officer
Kermit R. Sumrall              (Principal Financial Officer)


/s/ Michael L. Baudler         Controller                        April 15, 1999
---------------------------    (Principal Accounting
Michael L. Baudler             Officer)


/s/ Dean C. Campbell                 Director                    April 15, 1999
---------------------------
Dean C. Campbell


/s/ John F. Smith                    Director                    April 15, 1999
---------------------------
John F. Smith


/s/ A. Theodore Engkvist             Director                    April 15, 1999
---------------------------
A. Theodore Engkvist


/s/ Dennis M. Malloy                 Director                    April 15, 1999
---------------------------
Dennis M. Malloy


/s/ Frank B. Ryan                    Director                    April 15, 1999
---------------------------
Frank B. Ryan

                                 EXHIBIT INDEX

Exhibit
Number         Description of Document

4.1 +          Restated Certificate of Incorporation of the Registrant
               (incorporated by reference to Exhibit 3.1 to the Company's 1994
               Annual Report on Form 10-K, as amended by Form 10-K/A
               (File No. 0-18238)).
4.2 +          Certificate of Amendment of Restated Certificate of Incorporation
               of the Company (incorporated by reference to the Registrant's
               1995 Annual Report on Form 10-K filed September 25, 1995 (File
               no. 0-18238)).
4.3 +          Certificate of Amendment of Restated Certificate of Incorporation
               of the Registrant (incorporation by reference to the Registrant's
               Quarterly Report on Form 10-Q for the quarter ended March 30,
               1997 filed May 12, 1997 (File no. 01-18238)).
4.4 +          Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
               Statement on Form S-1 (File No. 33-33024)).
4.5 +          Specimen Common Stock Certificate
5.1 *          Opinion of Andrews & Kurth L.L.P.
23.1 *         Consent of Andrews & Kurth L.L.P. (contained in Exhibit 5.1).
23.2 *         Consent of PricewaterhouseCoopers LLP.
24.1 *         Power of Attorney (set forth on the signature page contained in
               Part II of this Registration Statement)
99.1 +         Merger and Stock Purchase Agreement dated as of November 9, 1995 by and among the Registrant, Sequoia Acquisition Corporation,
               SPCO, Inc. and Keystone International, Inc., as amended
               (incorporated by reference from Exhibit 2.1 to the Registrant's
               Registration Statement on Form S-4 (File No. 33-54777), filed on
               February 21, 1995).
99.2 +         Amendment No. 1 to the Merger Agreement, dated as of February 7,
               1995 (incorporated by reference from Exhibit 2.2 to the
               Registrant's Registration Statement on Form S-4 (File
               No. 33-54777), filed on February 21, 1995).
99.3 +         Amendment No. 2 to the Merger Agreement, dated as of February 23,
               1995 (incorporated by reference from Exhibit 2.3 to the
               Registrant's Registration Statement on Form S-4/A (File
               No. 33-54777), filed on February 24, 1995).
99.4 +         Texas Micro Inc. 1993 Employee Stock Purchase Plan

-------------------------
+    Incorporated herein by reference.
*    Filed herewith.